SOLIGEN TECHNOLOGIES, INC.
19408 Londelius St.
Northridge, CA 91324
Tel: (818) 718-1221
Fax:(818) 718-0760
Email: Yehoram@PartsNow.com


May 16, 1997

Re:     Notice of Amended Warrant Terms

Dear Shareholder:

By now, you should have received the formal announcement from Soligen's counsel that the S-3 registration statement of the shares and warrants that you purchased in one of our private placements became effective on April 14, 1997. The registration process was a frustrating one. It took longer than what we all anticipated, and we appreciate your patience and continued, long-term support.

In order to raise needed additional capital, we are offering you, for a limited time period, as a member of the group of individuals who participated in Soligen's prior private placements and own warrants of classes A through G, the opportunity to exercise your existing warrants at a reduced exercise price, or to exchange such warrants for shares of common stock. Before explaining these terms, let me update you on the exciting progress that Soligen has made over the last year, and how we intend to use the additional funds from the exercise of the warrants.

Soligen's strategic focus has been on three specific areas: enhancing the Company's depth of management to create the infrastructure to accommodate significant growth; implementing the second stage of Soligen's Parts Now strategy by combining our DSPC technology with conventional casting and CNC machining practices; and increasing the penetration into our target markets. We have laid important ground work, made significant achievements in all three areas, and simultaneously reduced our operating losses to a minimum.

A strong endorsement of our abilities lies in the steady increase in our repeat business. In fact, I don't know of any other company our size or at our stage who does repeat business with major corporations such as: GM, Ford, Chrysler, Opel, Honda, Toyota, Harley-Davidson, Mercury Marine, Caterpillar, Deere, Navistar, Allied Signal, ITT, Disney, Qualcomm, JBL, Allison, Sulzer, Ingersoll-Rand, and many more. Soligen's team has done a terrific job of successfully quadrupling production with substantially the same work-force, while maintaining the same 8 to 12 business days turn-around time on new orders.


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In January 1997, we completed the first step in launching the first DSPC center in Europe. The agreement with CTTM in Le Mans, France, has enabled us to install a DSPC 300 machine in Europe and launch a start-up program which is sponsored by some of the biggest and best companies in France, including Peugeot, Renault, Snecma, Aerospaciale, and Thomson CSF. We have shown that we can plan and execute expansion into international markets without spending our own resources, while at the same time generating income to Soligen. It is an important first step toward establishing our European network, and it will give us an opportunity to learn how to build sound working relationships in the European Community with leading automotive, aerospace, and high-tech companies.

I hope this update provides you with a glimpse of what we have accomplished in the past year. It has been an extraordinary challenge, however, we have established a foundation for a prosperous and revolutionary company. I have always believed that by taking a long-term approach we, the long-term shareholders, will be better off.

Although the Company has made significant progress, we require additional capital to take full advantage of the growing demand for our products and services, and to advance the Company to the next stage. Specifically, we need to expend capital on additional infrastructure, including building more DSPC machines, CAD stations, personnel, office and manufacturing space expansion, marketing and working capital. I see the potential to raise this capital by exercising the warrants early, so therefore, Soligen hereby offers you the following opportunity:

Through June 30, 1997, you will have the option to exercise your warrants at a reduced exercise price of $0.50 per share. However, warrant holders who agree to voluntarily restrict the marketability of their exercised shares for six (6) months will have the right to exercise their warrants for $0.45 per share. In either case, these shares are registered for resale under the S-3 registration statement. A supplement to the prospectus previously mailed to you for sales under the S-3 is enclosed.

For those warrant holders unable to participate in the exercise option, we have structured a second alternative. In order to reduce the number of outstanding warrants, the Company has decided to give warrant holders the option through June 30, 1997 to exchange their warrants for shares. The exchange rate of the warrants of different classes was calculated considering the exercise price and the expiration date.

The exact terms of the exercise offer and the exchange offer are contained in the Schedule 13E-4 which the Company has filed with the Securities and Exchange Commission, a copy of which is attached hereto and incorporated herein. Also enclosed is a Letter of Transmittal to be used to exercise or exchange your warrants.

From my discussions with many of the private placement investors, I find that the majority of them are long-term and strong supporters of Soligen, its team, and the Parts Now concept. We, the Soligen family, view you as one of us and appreciate your continued support. I believe we have established a foundation for a prosperous and


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
revolutionary company. Please cast your vote of confidence by providing Soligen the additional capital needed to advance the Company to the next stage. Please call me if you have any questions about this offer or the Company.

Sincerely,


Yehoram Uziel
President & CEO


Attachment:  Schedule 13E-4
Encls.:      Transmittal Letter
             Prospectus Supplement

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
                               TRANSMITTAL LETTER
                      FOR EXERCISE OR EXCHANGE OF WARRANTS


SOLIGEN TECHNOLOGIES, INC.
Attn:  Yehoram Uziel
19408 Londelius St.
Northridge, CA 91324
Tel: (818) 718-1221


Ladies and Gentlemen:

         The undersigned hereby elects, upon the terms and subject to the conditions set forth in the May 16, 1997 Notice of Amended Warrant Terms (the "Notice") and in this Letter of Transmittal:

         A. Exercise Option. To exercise those designated Warrants (the "Exercised Warrants") of Soligen Technologies, Inc., a Wyoming corporation (the "Company"), for shares of Common Stock in the Company at an exercise price of either $0.50 or $0.45 per share (depending upon which alternative exercise option is selected by the Holder) accompanied by a check or wire transfer in the appropriate amount per the attached Instructions.

         B. Exchange Option. To exchange those designated Warrants (the "Exchanged Warrants") for shares of Common Stock in the Company at the exchange ratios for each class set forth in the Notice.

         The undersigned hereby (i) exercises and transfers to the Company all right, title and interest in and to all the Warrants that are being exercised or exchanged hereby, and (ii) constitutes and irrevocably appoints Yehoram Uziel, the true and lawful agent, attorney-in-fact and proxy of the undersigned to the full extent of the undersigned's rights with respect to such Warrants with full power of substitution and re-substitution (such power of attorney and proxy being deemed to be an irrevocable power coupled with an interest) to deliver Warrant Certificates.

         The Company will acquire good, marketable and unencumbered title to the Exercised Warrants and Exchanged Warrants, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exercise or exchange of the Exercised Warrants and Exchanged Warrants hereunder.

         All authority herein conferred or herein agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal

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
representatives, successors and assigns of the undersigned. This exercise and/or exchange is irrevocable.

         The undersigned understands and agrees that shares of Common Stock issued upon exercise at $0.45 per share may not be offered for sale or sold without the written consent of the Company for a period of six (6) months from the date of purchase, and that certificates representing such shares will bear a restrictive legend in substantially the following form:

                  "The shares represented by this certificate may not be offered for sale or sold for a period of six (6) months from the date of purchase without the written consent of the Company."

         Please issue the applicable Common Stock and/or return any Warrant Certificates not exercised or exchanged or accepted for exercise or exchange in the name(s) of the undersigned. Similarly, please mail the applicable Common Stock and/or return any Warrant Certificates not exercised or exchanged or accepted for exercise or exchange (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature.

                                   [SIGN HERE]

I agree to the terms described above.


------------------------                        --------------------------------
[Owner]                                         [Date]


------------------------                        --------------------------------
[Owner]                                         [Date]

Address of Owner:
                  -----------------------------------------------------------

-----------------------------------------------------------------------------

Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Warrant Certificate(s). If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information:

Name(s):                            Capacity (Full Title)
        ---------------------                            --------------------
                                    Address:
                                            ---------------------------------
                                    Zip Code
                                            ---------------------------------

Area Code and Telephone Number:
                                ---------------------------------------------
Tax Identification or Social Security No.:
                                          -----------------------------------
Dated:
      -----------------------------------------------------------------------

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
                               EXERCISED WARRANTS

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NAME(S) AND                         WARRANT CERTIFICATE(S) AND
ADDRESS(ES) OF                          WARRANTS EXERCISED
REGISTERED                    (ATTACH ADDITIONAL LIST, IF NECESSARY)
HOLDER(S)*
--------------------------------------------------------------------------------------------------
                                          TOTAL NUMBER             NUMBER OF           NUMBER OF
                      CERTIFICATE          OF WARRANTS             WARRANTS            WARRANTS
                       NUMBER(S)           REPRESENTED          EXERCISED** AT       EXERCISED***
                       AND CLASS           BY WARRANT              $0.50 PER         AT $0.45 PER
                                         CERTIFICATE(S)              SHARE               SHARE
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


Purchase price paid by (check one): ____ enclosed check; ____ wire transfer per Instructions.

*        PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON WARRANT CERTIFICATE(S)

** Unless otherwise indicated, it will be assumed that all Warrants described above are being exercised.

*** Shares will bear restrictive legend restricting transfer for six months from date of issue.



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
                               EXCHANGED WARRANTS

                 The exchange ratios for each class of warrants
                     are as set forth in the Offer Letter.



--------------------------------------------------------------------------------
NAME(S) AND                WARRANT CERTIFICATE(S) AND
ADDRESS(ES) OF                 WARRANTS EXCHANGED
REGISTERED            (ATTACH ADDITIONAL LIST, IF NECESSARY)
HOLDER(S)*
--------------------------------------------------------------------------------
                                       TOTAL NUMBER
                                        OF WARRANTS
                     CERTIFICATE        REPRESENTED        NUMBER OF
                      NUMBER(S)         BY WARRANT         WARRANTS
                      AND CLASS       CERTIFICATE(S)      EXCHANGED**
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


*        PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON WARRANT CERTIFICATE(S)

** Unless otherwise indicated, it will be assumed that all Warrants described above are being exchanged.

         Partial exchange is permitted only if the Holder exercises the remaining portion of the Warrants according to the Exercise Offer.

                                  INSTRUCTIONS


         1.       DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.
To the extent the Exercise Option is elected, the Letter of Transmittal must be accompanied by Warrant Certificates and either a wire transfer (transmitted in accordance with paragraph 6 of these Instructions) or a check payable to "Soligen Technologies, Inc." in the amount of either $0.50 or $0.45 per share of Common Stock issuable upon exercise (depending upon which alternative exercise option is selected by the Holder), and any other documents required by the Letter of Transmittal. To the extent the Exchange Option is elected, the Letter of Transmittal must be accompanied by Warrant Certificates and any other documents required by the Letter of Transmittal. In either case, the Letter of Transmittal, payment, Warrants and other documents must be received by the Company at its address set forth herein on or prior to June 30, 1997.

         The method of delivery of Warrant Certificates, the Letter of Transmittal and all other required documents is at the option and sole risk of the exercising Holder and the delivery will be deemed made only when actually received by the Company. If delivery is by mail, registered mail with return receipt requested, properly insured, is strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         2. PARTIAL EXERCISES. If fewer than all Warrants evidenced by any certificate submitted are to be exercised, fill in the number of Warrants which are to be exercised in the appropriate box for the alternative option selected entitled "Number of Warrants Exercised." In such case, new certificate(s) for the remainder of the Warrants that were evidenced by your old certificate(s) will be sent to you as soon as practicable. Partial exchange according to the Exchange Offer is permitted only if the remaining portion of the Warrant shares are purchased according to the Exercise Offer. All Warrants represented by Warrant Certificates delivered to the Company will be deemed to have been exercised or exchanged unless otherwise indicated.

         3. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered holder(s) of the Warrants exercised hereby, the signatures must correspond exactly with the name(s) as written on the face of the Warrant Certificate(s).

         If any of the Warrants exercised hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and upon request of the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

         When this Letter of Transmittal is signed by the registered owner(s) of the Warrants listed and transmitted hereby, no endorsements of Warrant Certificates are required.

         If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Warrants listed, the Warrant Certificates must be accompanied by appropriate transfer powers, in either case signed exactly as the name or names of the registered owner(s) appear(s) on the Warrant Certificates.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to the Company at its address set forth below.

         5. LOST, DESTROYED OR STOLEN CERTIFICATES. If any certificate(s) representing Warrants has been lost, destroyed or stolen, the Holder should promptly notify the Company. The Holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY HEREOF) TOGETHER WITH
(I) WARRANT CERTIFICATES, (II) IF THE EXERCISE OPTION IS SELECTED BY THE HOLDER, THEN A WIRE TRANSFER IN ACCORDANCE WITH PARAGRAPH 6 OR A CHECK PAYABLE TO "SOLIGEN TECHNOLOGIES, INC." IN THE AMOUNT OF EITHER $0.50 OR $0.45 PER SHARE (DEPENDING UPON WHICH ALTERNATIVE EXERCISE OPTION IS SELECTED BY THE HOLDER), AND (III) ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO JUNE 30, 1997.

         The Letter of Transmittal, Warrant Certificates, a check for the exercise price (unless sent by wire transfer) and any other required documents should be sent or delivered by each Holder or to the Company as follows:

                  SOLIGEN TECHNOLOGIES, INC.
                  Attn:  Yehoram Uziel
                  19408 Londelius St.
                  Northridge, CA 91324
                  Tel. (818) 718-1221

         Questions and requests for assistance may be directed to Yehoram Uziel or Bob Kassel at the Company's address and telephone number listed above.

         6. WIRE TRANSFER INSTRUCTIONS. Wire transfers for the exercise price of Exercised Warrants must be wired to:

                  California United Bank
                  16030 Ventura Blvd.
                  Encino, CA  91436
                  Tel. (818) 907-9122
                  Customer Service:  (800) 491-3150
                  ABA Routing No.:  12222-8812
                  Account Name:  Soligen, Inc.
                  Account Number:  104-61-36

Confirmation of receipt may be obtained by calling (800) 739-5582 and indicating account name, number and transfer date.


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